UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2008

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 –	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Compensatory Arrangements of Certain Officers

1.	Annual Incentive Plan. On May 1, 2008, the Company’s Compensation Committee approved a performance-based cash bonus plan for the Company’s executives, including its Named Executive Officers. Pursuant to the terms of the Annual Incentive Plan, its Named Executive Officers are entitled to receive a cash bonus which is a target percentage of their respective annual salaries if the Company achieves a certain range of EBITDA (income from continuing operations before interest, taxes, depreciation and amortization). The performance criteria for other participants in the plan may be based on one or more of the following measures which include but are not limited to: EBITDA, sales, earnings per share, return on net assets, return on equity, operating margin dollars, operating margin percent, gross margin dollars, gross margin percent and/or customer service levels and/or a combination of the above. For fiscal 2008, the Company must achieve a minimum threshold of 70% of each participant’s respective performance criteria (EBITDA for its Named Executive Officers). All cash bonuses are capped at a maximum of 150%. For fiscal years after 2008, the minimum threshold to receive any cash bonus payout is 80% of each participant’s respective performance criteria. A copy of the plan is attached hereto as Exhibit 10.1.

2.	Long-Term Incentive Plan. On May 1, 2008, the Compensation Committee also adopted a Long-Term Incentive Plan pursuant to which the Company’s executives (which includes its Named Executive Officers) are eligible to participate. Pursuant to the plan, if the Company achieves certain EBITDA and Operating Margin Percent targets (together, the “Metrics”), each participant in the plan will be entitled to receive an Award (depending on the target level achieved for each Metric) of the participant’s Target Cash Value which is defined as the participant’s respective actual annual base salary (which is the blend of salary plus any salary adjustments made during the course of the relevant fiscal year) multiplied by the long-term incentive program percentage designated in such participant’s executed employment agreement or otherwise on file with the Company. In fiscal year 2008, the minimum threshold to receive an Award is achievement of 70% of a Metric. For fiscal years thereafter, the minimum threshold to receive an award is achievement of 80% of a Metric. The maximum award is 150% of the target level for each Metric.

At the irrevocable election of the Participant, which must be made no later than six months prior to the end of each current fiscal year, the Award will be payable to the participant in the form of cash, stock options and/or shares of restricted stock or any combination thereof. Such Award will be granted on or about 90 days after the end of the respective fiscal year (“Date of Grant”). For fiscal 2008, the Award will vest in three equal installments, with the first one-third vesting on the Date of Grant, and each additional one-third vesting on the two anniversaries following the Date of Grant. Thereafter, beginning in fiscal 2009, any Awards granted pursuant to this plan will vest in three equal installments, with the first one-third vesting on the first anniversary from the Date of Grant.

A copy of the Long-Term Incentive Plan is attached hereto as Exhibit 10.2.

ITEM 9.01 -	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Casual Male Retail Group, Inc. Annual Incentive Plan

10.2	2008 Casual Male Retail Group, Inc. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/S/ DENNIS R. HERNREICH
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: May 7, 2008